UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

SIRVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including Zip Code)

(630) 570-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 6, 2008, SIRVA Worldwide, Inc. (as debtor and debtor-in-possession, the “Borrower”), SIRVA, Inc. (the “Company”), CMS Holding, LLC, RS Acquisition Holding, LLC, RS Acquisition, LLC and all of the wholly-owned direct and indirect domestic subsidiaries of the Borrower, each as debtor and debtor-in-possession (together with the Borrower, collectively, the “Debtors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as the administrative agent (in such capacity, the “DIP Agent”), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the “Arranger”) and a syndicate of financial institutions (including JPMCB, the “DIP Lenders”) entered into a Credit and Guarantee Agreement (collectively, the “DIP Facility”).

The DIP Facility provides up to $150.0 million in financing, comprised of a term loan facility of up to $65.0 million and a revolving credit facility of up to $85.0 million.  The DIP Facility has a sublimit of $60.0 million for letters of credit to be issued for purposes that are reasonably satisfactory to the DIP Agent.  Standby letters of credit that are outstanding on the petition date and that were issued, extended or renewed in 2008 under the Borrower’s Pre-Petition Credit Facility (as defined below) shall be deemed to be issued under the DIP Facility.  Proceeds from the borrowings under the DIP Facility were used (i) initially, to repay a portion of the outstanding borrowings under the Borrower’s Pre-Petition Credit Facility and (ii) thereafter, for working capital and general corporate purposes of the Borrower and its subsidiaries.

Pursuant to Section 364(d) of the United States Bankruptcy Code (the “Bankruptcy Code”), all obligations under the DIP Facility shall constitute super priority obligations and shall be secured by duly perfected first priority liens on all unencumbered property of the Debtors’ estates (with certain exceptions) and all property that constituted collateral under the Pre-Petition Credit Facility and junior liens on encumbered property pursuant to Section 364(c), in each case subject to a carve-out for certain professional fees.

Borrowings under the DIP Facility will bear interest at JPMCB’s base rate plus 5.5% or, at the Borrower’s option, LIBOR plus 6.5% for interest periods of one or three months. Interest is payable monthly in arrears, on the Termination Date (as defined below) and thereafter on demand.

The DIP Facility will terminate on the date (the “Termination Date”) that is the earlier of (i) June 30, 2008, (ii) 30 days after the entry of an interim order, in form and substance reasonably satisfactory to the DIP Agent, approving the DIP Facility if the final order, in substantially the form of the interim order with such modifications as are reasonably satisfactory to the DIP Agent, has not been entered prior to the expiration of such 30-day period, (iii) acceleration of loans under the DIP Facility and termination of the commitments thereunder and (iv) the Effective Date (as defined in the Plan (as defined below)), if the Conversion Date (as defined below) does not occur simultaneously therewith. The DIP Facility can be converted into a new facility upon the Debtors’ exit from bankruptcy upon the satisfaction of certain conditions.

The DIP Facility contains representations and warranties, covenants, mandatory prepayment events and events of default customary for debtor-in-possession financings.  The description of the DIP Facility set forth above is qualified in its entirety by reference to the actual terms of the DIP Facility, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In addition, on February 5, 2008,the Company, through SIRVA Relocation Credit, LLC, its wholly-owned special purpose subsidiary (“SRC”), and its subsidiaries, SIRVA Relocation LLC (“SIRVA Relocation”), Executive Relocation Corporation (“Executive Relocation”) and SIRVA Global Relocation, Inc. (“SIRVA Global”), entered into a waiver and first amendment (the “Amendment”) to the third amended and restated receivables sales agreement (“Receivables Agreement”) with the several purchasers party thereto (the “Purchasers”), as purchasers, and LaSalle Bank National Association (“LaSalle”), as agent.  In connection with the Amendment, SIRVA Relocation, Executive Relocation, SIRVA Global and SRC entered into a waiver under a second amended and restated purchase and sale agreement (the “Waiver”); the Borrower and North American Van Lines, Inc. (“NAVL”) reaffirmed certain guarantees under the Receivables Agreement (the “Guaranty Agreement”); and SRC and LaSalle entered into a supplement to a fee letter

(“Fee Supplement”).  The receivables under the Receivables Agreement are primarily home equity advances and other payments made on behalf of transferees and corporate clients, arising under certain relocation services agreements.  SIRVA Relocation, Executive Relocation, SIRVA Global, the Borrower and NAVL were authorized to enter into the Amendment, the Waiver and the Guaranty Agreement pursuant to an order of the Bankruptcy Court (as defined below) signed on February 5, 2008 (the “Court Order”).

Under the Receivables Agreement, SRC sells on a non-recourse basis to the Purchasers, which are unaffiliated third parties, undivided interests in a receivables portfolio in an amount up to $182.5 million.  To the extent there are excess collections beyond what is required to be paid to the Purchasers, SRC is entitled to payment from the collected balances.  Among other things, the Amendment (1) obligates SIRVA Relocation, as master servicer, to pay certain fees if it violates certain amended servicing obligations under the Receivables Agreement, (2) entitles LaSalle to more frequent audits of the servicing function, (3) obligates the Borrower and certain related entities to use commercially reasonable efforts to provide LaSalle with certain information provided to the DIP Lenders in connection with the DIP Facility, (4) waives certain termination events under the Receivables Agreement arising from the commencement of the Chapter 11 Cases by the Company and its related entities, and (5) creates additional termination events under the Receivables Agreement if (a) the Plan does not become effective by April 30, 2008, (b) the $19.5 million class B investment under the Receivables Agreement is not paid in full in cash by the effective date of the Plan, (c) the Court Order does not become final and binding by March 6, 2008, (d) certain litigation is commenced against LaSalle or any Purchaser and not dismissed within certain time periods, (e) certain amendments are made to the DIP Facility without the Purchasers’ consent, (f) the New Credit Facility is entered into without the Purchasers’ consent, or (g) any event of default occurs under the DIP Facility or the New Credit Facility (as defined below).  The effectiveness of the Amendment is conditioned, among other things, upon the payment of certain fees to LaSalle and the Purchasers as specified in the Fee Supplement.  The Court Order also provides that, upon confirmation of the Plan or the occurrence of certain other events, the Purchasers shall have a priority unsecured claim against the Debtors’ bankruptcy estates, capped at $19.5 million, to the extent that, among other things, proceeds of the receivables that are purchased under the Receivables Agreement are distributed to SRC on or after February 5, 2008.  Payments on this priority unsecured claim, if any, are to be applied to any unpaid investments of the Purchasers under the Receivables Agreement.  The descriptions of the Court Order, the Amendment, the Waiver and the Guaranty Agreement set forth above are qualified in their entirety by reference to the actual terms of the Court Order and these documents, which are attached hereto as Exhibits 10.2, 10.3 and 10.4 respectively, and are incorporated herein by reference.

Item 1.03  Bankruptcy or Receivership.

On February 5, 2008, the Debtors filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the Bankruptcy Code.  The chapter 11 cases are being jointly administered under the caption “In re DJK Residential LLC, et al.,” Case No. 08-10375 (JMP) (the “Chapter 11 Cases”).  As part of the Chapter 11 Cases, the Debtors also filed with the Bankruptcy Court the Debtors’ Prepackaged Joint Plan of Reorganization, dated January 28, 2008 (the “Plan”), and accompanying Disclosure Statement of same date.  The Plan and Disclosure Statement are filed herewith as Exhibit 2.1 and 2.2, respectively, and are incorporated herein by reference.

The Plan includes, among other things, the following terms:

•                 New Credit Facility.  The Debtors’ proposed DIP Facility will convert into the reorganized Debtors’ new credit facility (the “New Credit Facility”) upon emergence from bankruptcy.  Upon conversion of the DIP Facility into the New Credit Facility, up to 25% of the common stock in the reorganized Company will be distributed pro rata as a fee to the lenders (the “Exit Lenders”) under the New Credit Facility based on their commitments under the New Credit Facility.  Any portion of the new common stock not so used will be distributed on a pro rata basis to the lenders (the “Pre-Petition Lenders”) under the Debtors’ senior secured pre-petition credit facility, dated as of December 1, 2003 (the “Pre-Petition Credit Facility”) among the Borrower, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.  A portion of the Pre-Petition Credit Facility will also be reinstated as the reorganized Debtors’ second lien credit facility (the “Second Lien Credit Facility”) upon emergence from bankruptcy.

•                 Pre-Petition Credit Facility Claims.  The Pre-Petition Lenders will receive (i) a pro rata share of the reorganized Debtors’ Second Lien Credit Facility and (ii) a pro rata share of not less than 75 percent of the new common stock in the reorganized Company.

•                 Trade Creditors and Customers.  The Debtors expect to continue normal operations during the Chapter 11 Cases.  The Plan contemplates payment in full of claims held by trade creditors and uninterrupted performance of agreements with customers in accordance with existing business terms.

•                 Existing Equity.  All existing equity in the Company will be cancelled for no consideration.

The Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Plan was accepted by approximately 94% in number and approximately $464,000,000 (or 96%) in aggregate principal amount of the Pre-Petition Lenders under the Company’s Pre-Petition Credit Facility.  The Debtors have requested that the Bankruptcy Court confirm the Plan as quickly as possible. A hearing on confirmation of the Plan is set for March 21, 2008.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default under the Pre-Petition Credit Facility.  As a result of the event of default, all amounts outstanding under the Pre-Petition Credit Facility were accelerated and became immediately due and payable.  As of the filing date, there was a total of approximately $511.0 million outstanding under the Pre-Petition Credit Facility.

Item 6.03 Change in Credit Enhancement or Other External Support.

The information provided in response to Item 1.01, with respect to the Receivables Agreement, the Waiver, Amendment and the Guaranty Agreement is incorporated herein by reference into this Item 6.03.

Item 7.01 Regulation FD Disclosure.

Additional information regarding the Chapter 11 Cases is available on the internet at www.sirva.com.  Court filings and claims information are available at www.kccllc.net/sirva.

Item 8.01  Other Events.

On February 5, 2008, the Company issued a press release announcing the commencement of the Chapter 11 Cases.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

2.1                                Prepackaged Joint Plan of Reorganization.

2.2                                Disclosure Statement for the Prepackaged Joint Plan of Reorganization.

10.1                          Credit and Guarantee Agreement, dated as of February 6, 2008, among SIRVA Worldwide, Inc., SIRVA, Inc., the other Guarantors named therein, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A.

10.2                          Waiver and First Amendment to Third Amended and Restated Receivables Sale Agreement, dated as of February 5, 2008, among SIRVA Relocation Credit, LLC, SIRVA Relocation LLC, as master servicer, Executive Relocation Corporation and SIRVA Global Relocation, Inc, as subservicers,, LaSalle Bank National Association (“LaSalle”), General Electric Capital Corporation, Wells Fargo Bank, N.A. and Citizens Bank, as purchasers, and LaSalle as agent.

10.3                          Waiver under Second Amended and Restated Purchase and Sale Agreement dated as of February 5, 2008, among SIRVA Relocation LLC, Executive Relocation Corporation, SIRVA Global Relocation, Inc., and SIRVA Relocation Credit, LLC.

10.4                          Acknowledgement and Consent (Guaranty) dated as of February 5, 2008, by SIRVA Worldwide, Inc., and North American Van Lines, Inc.

99.1                          Press Release dated February 5, 2008.

Forward Looking Statements

This Current Report on Form 8-K (including any exhibits) may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company and its subsidiaries.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain court approval for, and operate subject to, the terms of the DIP Facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 Cases prosecuted by it from time to time; (iv) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases, including a plan consistent with the terms set forth in the Plan; (v) risks associated with a termination of the agreement and financing availability; (vi) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vii) the ability of the Company to obtain and maintain normal terms with customers, agents, and suppliers; (viii) the Company’s ability to maintain contracts and leases that are critical to its operations; and (ix) the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations.  Other factors that could cause actual results to differ materially from these forward-looking statements include risks described under the caption “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2007.  The Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

/s/ Eryk J. Spytek
Date: February 11, 2008	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

2.1	Prepackaged Joint Plan of Reorganization.

2.2	Disclosure Statement for the Prepackaged Joint Plan of Reorganization.

10.1

Credit and Guarantee Agreement, dated as of February 6, 2008, among SIRVA Worldwide, Inc., SIRVA, Inc., the other Guarantors named therein, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A.

10.2

Waiver and First Amendment to Third Amended and Restated Receivables Sale Agreement, dated as of February 5, 2008, among SIRVA Relocation Credit, LLC, SIRVA Relocation LLC, as master servicer, Executive Relocation Corporation and SIRVA Global Relocation, Inc, as subservicers,, LaSalle Bank National Association (“LaSalle”), General Electric Capital Corporation, Wells Fargo Bank, N.A. and Citizens Bank, as purchasers, and LaSalle as agent.

10.3

Waiver under Second Amended and Restated Purchase and Sale Agreement dated as of February 5, 2008, among SIRVA Relocation LLC, Executive Relocation Corporation, SIRVA Global Relocation, Inc., and SIRVA Relocation Credit, LLC.

10.4	Acknowledgement and Consent (Guaranty) dated as of February 5, 2008, by SIRVA Worldwide, Inc., and North American Van Lines, Inc.

99.1	Press Release dated February 5, 2008.